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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 5 to the Registration Statement No. 333-44060 of Nextel International, Inc. on Form S-1 of our report dated February 15, 2001 (February 20, 2001 as to Note 7), which includes an explanatory paragraph relating to the adoption of Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements", appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Historical Financial Information" and "Experts" in such Prospectus.





DELOITTE & TOUCHE LLP
McLean, VA
February 21, 2001